SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 24, 1997
                Date of Report (Date of earliest event reported)


                         THE CHARLES SCHWAB CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                         1-9700                      94-3025021
--------                         ------                      ----------
(State or other                  (Commission                 (I.R.S. Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

             101 Montgomery Street, San Francisco, California 94104
               (Address of principal executive offices)    (Zip Code)


       (Registrant's telephone number, including area code): (415) 627-7000

         Item 5.     Other Events.

         On December 24, 1997, The Charles Schwab Corporation (the "Company") issued the press release attached as Exhibit 99.1 hereto, relating to (i) fourth quarter and year-end expected earnings and (ii) announcing the settlement of a class-action litigation.

         Item 7(c).  Exhibits.

               99.1 Press Release of The Charles Schwab Corporation dated December 24, 1997.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE CHARLES SCHWAB CORPORATION
                                                     (Registrant)



                                            By:  /s/ CHRISTOPHER V. DODDS
                                                --------------------------
                                            Name:  Christopher V. Dodds
                                            Title: Senior Vice President -
                                                   Corporate Controller


Dated:  December 24, 1997

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

99.1 Press Release of The Charles Schwab Corporation, dated December 24, 1997.

                                  Exhibit 99.1
                                  ------------

FOR IMMEDIATE RELEASE

CONTACTS:    Media                     Kate Rohrbach (415) 627-7810
             Investors/Analysts        Rich Fowler (415) 636-9869


          SCHWAB ESTIMATES FOURTH QUARTER AND FULL-YEAR RESULTS
                   FOLLOWING LITIGATION SETTLEMENT



     SAN FRANCISCO, December 24, 1997 - The Charles Schwab Corporation expects to report fourth quarter 1997 net income of $60 to $66 million, or $.22 to $.24 per share, on revenues of about $620 million. The Company's fourth quarter 1997 results will reflect charges associated with its agreement yesterday to pay approximately $46 million pre-tax, or $27 million after-tax, to settle a class-action lawsuit involving its Mayer & Schweitzer, Inc. subsidiary and 36 other firms engaged in making markets in Nasdaq securities. The lawsuit alleged that these firms in the past followed quotation patterns in some securities that resulted in spreads being wider than they otherwise would have been during some months. The Company believes that these allegations are unfounded and denies that Mayer & Schweitzer engaged in any wrongdoing, but feels that the settlement, which includes virtually all of the remaining firms named in the suit, is in the best interests of its customers and stockholders. The settlement is expected to be filed today with U.S. District Judge Robert W. Sweet and is contingent upon court approval and other conditions.

     Under the terms of the agreement, approximately 3% of the settlement amount will be paid in December 1997 and the remainder will be due in September 1998. The Company does not expect to incur any charges relating to this settlement beyond the fourth quarter of 1997. Excluding these charges, expected fourth quarter net income would equal $77 to $83 million, or $.28 to $.30 per share. During the fourth quarter of 1996, the Company earned $59.7 million, or $.22 per share, on revenues of $482.3 million.

     For full-year 1997, the Company expects to report earnings of $267 to $273 million, or $.98 to $1.00 per share, on revenues of $2.3 billion. Excluding the expenses recognized in the fourth quarter and other charges during the year relating to this litigation, expected full-year 1997 net income would total $290 to $296 million, or $1.06 to $1.08 per share. Net income for 1996 was $233.8 million, or $.87 per share, on revenues of $1,850.9 million.

     Through December 22, month-to-date daily average revenue trades by Schwab customers were approximately 73,000. The Company's complete operating and financial results will be reported in mid-January. The Charles Schwab Corporation (NYSE:SCH), through its principal operating subsidiary, Charles Schwab & Co., Inc., provides financial services for 4.8 million active accounts with $348 billion in assets through 272 branch offices.